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                                                                  EXHIBIT 10.79



         THIS STOCK PURCHASE WARRANT AND SECURITIES REPRESENTED HEREBY AND THE SHARES OF STOCK ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND THE WARRANT MAY NOT BE EXERCISED, AND NEITHER THE WARRANT NOR THE STOCK ISSUABLE UPON ITS EXERCISE MAY BE SOLD OR OTHERWISE TRANSFERRED, IN THE ABSENCE OF EFFECTIVE REGISTRATION STATEMENTS UNDER SUCH ACT AND LAWS OR AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

                             STOCK PURCHASE WARRANT

         FOR VALUE RECEIVED, American HomePatient, Inc., a Delaware corporation (the "Company"), hereby grants to Joseph F. Furlong III (the "Investor"), on this 11th day of August, 1994, the right, subject to the provisions hereinafter set forth, to purchase 10,671 shares of the Company's Common Stock, $0.01 par value (all shares of the Common Stock of the Company being referred to as the "Shares"), at the exercise price of Eleven and No/100 Dollars ($11.00) per Share.

         This Warrant is subject to the following provisions.

         1. Exercise Period. This Warrant shall be exercisable by Investor, in whole or in increments of 100 Shares or more, subject to the terms of Section 3 hereof, beginning as of the date hereof, and Investor's right to exercise this Warrant shall expire on August 11, 1999. Upon the expiration of this Warrant, Investor shall return the Warrant to the Company.

         2. Exercise Price. The price at which the Shares purchasable upon exercise of this Warrant may be purchased (herein referred to as the "Exercise Price"), will be Eleven and No/100 Dollars ($11.00) per Share.

         3. Exercise Procedures.

            a. Subject to the terms herein, this Warrant will be deemed to have been exercised when the Company has received the following items (the date that all such items have been received is hereinafter referred to as the "Exercise Date"), at its offices at 105 Reynolds Drive, Franklin, Tennessee 37064:

               i. a completed Exercise Agreement, in the form attached hereto as Exhibit A, executed by Investor;

               ii. this Warrant; and




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               iii. the Exercise Price, in immediately available funds, or, at
Investor's option, by utilizing the value of unexercised warrants as consideration for the Exercise Price. Any warrants so utilized shall be cancelled.

            b. Certificate(s) evidencing the Shares being purchased will be delivered to Investor promptly after the Exercise Date, and the Shares so issued shall be deemed for all purposes to have been issued to Investor and Investor will be deemed for all purposes to have become the record holder of the Shares as of the Exercise Date. If the Investor exercises the Warrant for less than all of the Shares issuable hereunder, the Company shall issue and deliver to the Investor a new Warrant of like tenor and date for the balance of the Shares issuable hereunder, excluding those warrants utilized as provided in a.iii. above.

            c. Freedom from Liens, etc. When issued in accordance with the terms hereof, said Shares will be fully paid and nonassessable, and free and clear of all liens, pledges, security interests, restrictions, claims, charges or other encumbrances, other than those placed upon such securities by applicable state and federal law and as otherwise provided herein.

         4. Adjustment of Exercise Price, Conversion Price and Number of Shares. In order to prevent dilution of the rights granted under this Warrant, the initial Exercise Price set forth in Section 2 hereof shall be subject to adjustment from time to time as provided in this Section 4 (such price or such price as last adjusted pursuant to the terms hereof, as the case may be, is herein called the "Exercise Price"), and the number of Shares obtainable upon exercise of this Warrant shall be subject to adjustment from time to time as provided in this Section 4.

            a. Subdivision or Combination of Shares. If the Company at any time after the date hereof shall, by stock dividend, subdivision, stock split or combination or other reclassification of securities (any such action herein referred to as a "Reclassification"), change any of the securities to which purchase rights under this Warrant exist into the same or a different number of securities of any class or series, this Warrant shall entitle the registered holder to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities which were subject to the purchase rights under this Warrant immediately prior to such Reclassification, and the Exercise Price shall be appropriately adjusted.

            b. Notices. Following any adjustment pursuant to this Section 4, the Company will give written notice of the new Exercise Price and number of securities to Investor.

         5. No Voting Rights. This Warrant will not entitle the holder hereof to any voting rights or other rights as a shareholder of the Company.

         6. Replacement. Upon receipt of evidence reasonably satisfactory to the Company of the ownership and loss, theft, destruction or mutilation of this Warrant, and receipt of indemnity reasonably satisfactory to the Company, the Company will execute and deliver a replacement to this Warrant, representing the then current identical rights granted herein. All costs of such replacement shall be borne by the Investor.




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         7. Exercise, Transfer. This Warrant is not transferrable by the
Investor, other than pursuant to the laws of descent and distribution, without the consent of the Company. In addition, the Company may permit the exercise of this Warrant or the transfer of this Warrant only when the Warrant or securities or Shares subject to this Warrant have been registered under the Securities Act and any applicable state securities law or when the request for exercise or transfer is accompanied by an opinion of counsel, which opinion and counsel shall be acceptable to the Company and its counsel, to the effect that the exercise, sale or proposed transfer does not require registration under the Securities Act or any state securities law.

         8. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday, Sunday or legal holiday.

         9. Governing Law. This Warrant shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Tennessee.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer as of the date first above written.


                                          AMERICAN HOMEPATIENT, INC.

                                          By:      /s/ Edward K. Wissing
                                             ----------------------------------
                                               Edward K. Wissing, President



Agreed to and Accepted by:

    /s/ Joseph F. Furlong, III
------------------------------
Joseph F. Furlong III




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